Exhibit 99.1

12600 Hill Country Blvd. Suite R-100, Austin, Texas 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Annual Same-Store RevPAR increases 8.2 percent;

Adjusted FFO per share soars 28.0 percent to $1.25 per share for 2015

Portfolio Transformation Continues

Austin, Texas, February 24, 2016 --- Summit Hotel Properties, Inc. (NYSE:INN) (the “Company”) today announced results for the fourth quarter and full year ended December 31, 2015.

“We are thrilled with the overall performance of our portfolio in 2015,” said Dan Hansen, the Company’s President and Chief Executive Officer. “In each of the last four years, our portfolio of premium select-service hotels has outperformed the Smith Travel Research upscale RevPAR growth rate by an average of nearly 200 basis points. This track record of outperformance demonstrates our ability to actively manage the portfolio and drive shareholder value,” commented Mr. Hansen.

Full Year 2015 Highlights

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) grew to $104.31, an increase of 7.3 percent over the same period of 2014. Pro forma average daily rate (“ADR”) grew to $134.83, an increase of 5.7 percent from the same period of 2014. Pro forma occupancy increased by 1.4 percent to 77.4 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA grew to $167.2 million, an increase of 10.8 percent over the same period in 2014.

•	Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin expanded by 70 basis points to 36.2 percent compared with the same period of 2014.

•	Same-Store RevPAR: Same-store RevPAR grew to $98.77, an increase of 8.2 percent over the same period in 2014. Same-store ADR grew to $128.48, an increase of 6.0 percent from the same period of 2014. Same-store occupancy increased by 2.1 percent to 76.9 percent compared to the same period in 2014.

•	Adjusted EBITDA: Adjusted EBITDA increased to $153.6 million in 2015 from $127.9 million in the same period of 2014, an increase of $25.6 million or 20.0 percent.

•	Adjusted FFO: Adjusted Funds from Operations (“AFFO”) increased to $108.6 million, or $1.25 per diluted share and unit, which is a per diluted share and unit increase of 28.0 percent compared with 2014.

•	Net Income: Net income attributable to common stockholders increased to $107.8 million, or $1.24 per diluted share, compared with $4.3 million, or $0.05 per diluted share, in the same period of 2014. Net income attributable to common stockholders includes a $65.1 million pretax gain on disposal of assets primarily related to the sale of ten hotels.

•	Acquisitions: The Company acquired seven hotels consisting of 1,042 guestrooms for a total purchase price of $237.8 million.

•	Dispositions: The Company sold ten hotels consisting of 1,090 guestrooms for a total sales price of $150.1 million.

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The Company’s results for the three and twelve months ended December 31, 2015 and 2014 included the following:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
(In thousands except per share/unit and RevPAR data)	(Unaudited)
Total revenue	$110,039	$99,141	$463,455	$403,466
Net income attributable to common stockholders	$80,012	$578	$107,849	$4,283
EBITDA (1)	$108,370	$27,801	$219,277	$113,039
Adjusted EBITDA (1)	$33,614	$28,353	$153,554	$127,914
FFO applicable to common shares and units (1)	$32,774	$16,828	$110,491	$78,256
Adjusted FFO (1)	$23,685	$17,542	$108,608	$84,330
FFO per diluted share and unit (1) (2)	$0.38	$0.19	$1.27	$0.90
Adjusted FFO per diluted share and unit (1) (2)	$0.27	$0.20	$1.25	$0.97

Pro Forma (3)
RevPAR	$97.13	$92.04	$104.31	$97.25
RevPAR growth	5.5%		7.3%
Hotel EBITDA	$37,095	$33,635	$167,219	$150,884
Hotel EBITDA margin	33.9%	33.1%	36.2%	35.5%
Hotel EBITDA margin growth	81 bps		70 bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted unit, adjusted FFO (“AFFO”), and AFFO per diluted unit, as well as a discussion of hotel EBITDA (hotel revenues less hotel operating expenses). FFO and adjusted FFO are based on the Company’s definition of FFO and not NAREIT’s definition of FFO. See “Non-GAAP Financial Measures” at the end of this release. EBITDA includes a $65.8 million and $65.1 million gain on disposal of assets for the three months ended December 31, 2015 and the year ended December 31, 2015, respectively, while adjusted EBITDA excludes those gains on disposal of assets. Non-GAAP financial measures are unaudited.

(2)	Amounts are based on 87,217,000 weighted average diluted common shares and units and 86,690,000 weighted average diluted common shares and units for the three months ended December 31, 2015 and 2014, respectively, and 87,144,000 weighted average diluted units and 86,590,000 weighted average diluted units for the twelve months ended December 31, 2015 and 2014, respectively. The Company includes the outstanding common units of limited partnership interest (“OP units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 87 hotels owned as of December 31, 2015, as if each hotel had been owned by the Company since January 1, 2014. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2014 for periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

Summit vs. Industry Results (% change) *
For the Year Ended December 31, 2015
	Occupancy	ADR	RevPAR

Summit Pro Forma (87)	1.4%	5.7%	7.3%
Summit Same-Store (74)	2.1%	6.0%	8.2%
STR Overall US	1.7%	4.4%	6.3%
STR Upscale	0.7%	4.9%	5.6%

*Source: Smith Travel Research Quarterly Hotel Review, Volume 15, Issue Q4

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Fourth Quarter 2015 Highlights

•	Pro Forma RevPAR: Pro forma RevPAR grew to $97.13, an increase of 5.5 percent over the same period in 2014. Pro forma ADR grew to $131.27, an increase of 2.6 percent from 2014. Pro forma occupancy increased by 2.9 percent to 74.0 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $37.1 million, an increase of 10.3 percent over the same period in 2014.

•	Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin expanded by 81 basis points to 33.9 percent compared with the same period in 2014.

•	Same-Store RevPAR: Same-store RevPAR grew to $91.45, an increase of 6.6 percent over the same period in 2014. Same-store ADR grew to $124.59, an increase of 2.9 percent from the fourth quarter of 2014. Same-store occupancy increased by 3.6 percent to 73.4 percent.

•	Adjusted EBITDA: Adjusted EBITDA increased to $33.6 million from $28.4 million in the same period in 2014, an increase of $5.3 million or 18.6 percent.

•	Adjusted FFO: AFFO increased 35.0 percent to $23.7 million, or $0.27 per diluted share and unit.

•	Net Income: Net income attributable to common stockholders increased to $80.0 million, or $0.92 per diluted share, compared to $0.6 million, or $0.01 per diluted share, in the same period of 2014. Net income attributable to common stockholders includes a $65.8 million pretax gain on disposal of assets primarily related to the sale of ten hotels.

•	Acquisitions: The Company acquired two hotels consisting of 335 guestrooms for a total purchase price of $83.0 million.

•	Dispositions: The Company sold ten hotels consisting of 1,090 guestrooms for a total sales price of $150.1 million.

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Acquisitions

During 2015, the Company acquired seven hotels consisting of 1,042 guestrooms for a total purchase price of $237.8 million. Pro forma RevPAR for the full year 2015 for the seven hotels was $127.58 as compared to $98.77 for the 74 hotels classified as same-store in 2015, representing a 29.2 percent RevPAR premium. The Company entered into management agreements with Interstate Hotels & Resorts for the acquisitions completed in 2015.

Dispositions

On October 15, 2015, the Company completed the sale of ten hotels consisting of 1,090 guestrooms, which was the first of three scheduled tranches, for a combined purchase price of $150.1 million to an affiliate of American Realty Capital Hospitality Trust, Inc. (“ARCH”).

On December 29, 2015, the Company and ARCH agreed to terminate the purchase and sale agreement related to the second tranche of ten hotels containing an aggregate of 996 guestrooms for $89.1 million. As a result of the purchase and sale agreement termination, the Company retained the $9.1 million earnest money deposit.

On February 11, 2016, the Company completed the sale of the third tranche of six hotels containing 707 guestrooms to ARCH for an aggregate sales price of $108.3 million. Simultaneous with the sale, the Company entered into a $27.5 million loan agreement with ARCH and $20.0 million of the loan proceeds were applied by ARCH toward the purchase price of the six hotels. The loan has an initial maturity date of February 11, 2017, and two, one-year extension options that may be exercised by ARCH subject to certain conditions. Interest accrues at a rate of 13.0 percent in year one, 14.0 percent during the first one-year extension period, and 15.0 percent during the second one-year extension period, of which 9.0 percent shall be paid monthly and the remainder will accrue and is required to be paid at maturity or prior to the exercise of any extension period. In addition, the loan has a principal payment requirement of $5.0 million to be paid by ARCH in 2016.

On February 11, 2016, the Company entered into an agreement with ARCH to reinstate the purchase and sale agreement dated June 2, 2015, relating to the second tranche of ten hotels containing 996 guestrooms for an aggregate purchase price of $89.1 million. As part of the agreement, ARCH made a $7.5 million non-refundable earnest money deposit using a portion of the loan proceeds and the Company has the right to continue to market and sell the hotels. The closing of the sale is required to occur on or before December 30, 2016.

Capital Investment

The Company invested $8.8 million and $43.2 million in capital improvements during the fourth quarter and full year of 2015, respectively. Among the properties renovated during the quarter, the scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms.

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Balance Sheet and Capital Activity

At December 31, 2015, the Company had the following:

•	Total outstanding debt of $677.1 million with a weighted average interest rate of 3.90 percent.

•	Maximum borrowing capacity of $300.0 million under its former $300.0 million senior unsecured credit facility, including both the revolver and term loan portions of the facility, with $170.0 million outstanding and $130.0 million available to borrow. On January 15, 2016, the Company replaced its former $300.0 million senior unsecured credit facility with a new $450.0 million senior unsecured credit facility. Proceeds from the new credit facility were applied to the Company’s former $300.0 million senior unsecured credit facility.

•	Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month adjusted EBITDA was 4.2x.

At February 19, 2016, the Company had the following:

•	Total outstanding debt of $689.8 million with a weighted average interest rate of 3.80 percent.

•	Maximum borrowing capacity of $416.9 million under its $450.0 million senior unsecured credit facility, including both the revolver and term loan portions of the facility, with $190.0 million outstanding and $226.9 million available to borrow. The Company expects to add two hotels to the unencumbered pool in the first quarter of 2016, resulting in an anticipated borrowing capacity of $450.0 million under its senior unsecured credit facility.

•	Total net debt to trailing twelve month adjusted EBITDA was 4.3x.

Dividends

On January 29, 2016, the Company declared a quarterly cash dividend of:

•	$0.1175 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP.

•	$0.578125 per share on its 9.25 percent Series A Cumulative Redeemable Preferred Stock.

•	$0.4921875 per share on its 7.875 percent Series B Cumulative Redeemable Preferred Stock.

•	$0.4453125 per share on its 7.125 percent Series C Cumulative Redeemable Preferred Stock.

The dividends are payable on February 29, 2016, to holders of record as of February 16, 2016.

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Subsequent Events

On January 15, 2016, the Company closed on a new $450 million senior unsecured credit facility. The increased credit facility is comprised of a $300 million unsecured revolving line of credit and a $150 million unsecured term loan and replaced the Company’s former $300 million senior unsecured credit facility. The $300 million revolving line of credit matures in March 2020 and can be extended to March 2021 at the Company’s option, subject to certain conditions. The $150 million term loan matures in March 2021. The new credit facility includes a $150 million accordion feature that will allow the Company to request additional lender commitments up to a total of $600 million. As a result of the new credit facility, the Company has less than ten percent of its total debt maturing through 2018.

On January 19 and January 20, 2016, the Company acquired two hotels for a total purchase price of $109.0 million and entered into management agreements with Interstate Hotels & Resorts. The 226-guestroom Courtyard by Marriott® located in Nashville, TN was acquired for $71.0 million. The 160-guestroom Residence Inn by Marriott® located in Atlanta, GA was acquired for $38.0 million. The hotels require minimal near term capital investment and the Company estimates a capitalization rate in the range of 8.25 and 8.75 percent on management’s current estimate of the hotels 2016 net operating income.

“Our portfolio transformation continues with the sale of six non-strategic hotels for $108.3 million and the redeployment of $109.0 million into two high-quality hotels which exhibit strong growth profiles in the vibrant and diverse midtown neighborhoods of Nashville and Atlanta,” noted Mr. Hansen. “I am pleased with our ability to creatively complete the previously announced transaction while also reinstating the purchase and sale agreement of ten hotels for $89.1 million.”

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2016 Outlook

“Despite the current volatile market, we remain optimistic about 2016 having built a strong and diversified portfolio of premium select-service assets,” said Hansen.

The Company is providing its outlook for the first quarter and full year 2016 based on its 83 hotels owned as of February 24, 2016. The Company’s adjusted FFO outlook assumes the sale of ten hotels containing 996 guestrooms for an aggregate sales price of $89.1 million with an estimated date of sale of July 1, 2016, and no additional hotel acquisitions.

FIRST QUARTER 2016
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (83) (1)	$107.00	$109.00
Pro forma RevPAR growth (83) (1)	3.00%	5.00%
RevPAR (same-store 74) (2)	$105.00	$107.00
RevPAR growth (same-store 74) (2)	3.00%	5.00%
Adjusted FFO	$26,200	$27,900
Adjusted FFO per diluted share and unit (3)	$0.30	$0.32

FULL YEAR 2016
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (83) (1)	$109.50	$111.50
Pro forma RevPAR growth (83) (1)	3.50%	5.50%
RevPAR (same-store 74) (2)	$106.00	$108.00
RevPAR growth (same-store 74) (2)	3.50%	5.50%
Adjusted FFO	$112,600	$119,600
Adjusted FFO per diluted share and unit (3)	$1.29	$1.37
Capital improvements	$40,000	$50,000

(1)	Pro forma outlook information includes operating results for 83 hotels owned by the Company as of February 24, 2016, as if each hotel had been owned by the Company since January 1, 2015. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store outlook information includes operating results for 74 hotels owned by the Company as of January 1, 2015, and at all times since.

(3)	Assumes weighted average diluted common shares and units outstanding of 87,200,000 for the first quarter and 87,300,000 for the full year of 2016.

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Fourth Quarter and Full Year 2015 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, February 25, 2016, at 9:00 a.m. ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 32276829. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until 11:59 AM ET on Thursday, March 3, 2016 by dialing 855-859-2056; conference identification code 32276829. A replay of the conference call will also be available on the Company’s website until May 3, 2016.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on owning premium-branded, select-service hotels in the Upscale and Upper-midscale segments of the lodging industry. As of February 24, 2016, the Company’s portfolio consisted of 83 hotels with a total of 11,099 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

Vice President – Finance

Summit Hotel Properties, Inc.

(512) 538-2325

WA
ME
VT
NH
MN
MT
ND
MA
NY
CT
WI
OR
ID
SD
MI
PA
NJ
WY
NE
IL
IN
OH
DE
MD
IA
UT
CO
WV
VA
KY
NV
KS
MO
TN
NC
CA
OK
AR
SC
MS
GA
AZ
NM
LA
AL
TX
FL
Existing Portfolio (83) 1

(1) Includes all acquisitions and dispositions closed as of February 24, 2016.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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SUMMIT HOTEL PROPERTIES, INC.

Consolidated Balance Sheets

(Amounts in thousands)

	December 31,	December 31,
	2015	2014
ASSETS

Investment in hotel properties, net	$1,333,407	$1,339,415
Investment in hotel properties under development	-	253
Land held for development	5,742	8,183
Assets held for sale	133,138	300
Cash and cash equivalents	29,326	38,581
Restricted cash	23,073	34,395
Trade receivables	9,437	7,681
Prepaid expenses and other	15,281	6,181
Derivative financial instruments	-	66
Deferred charges, net	9,188	9,641
Deferred tax asset, net	112	176
Other assets	22,250	14,152
Total assets	$1,580,954	$1,459,024

LIABILITIES AND EQUITY

Liabilities:
Debt	$677,096	$626,533
Accounts payable	2,947	7,271
Accrued expenses and other	42,174	38,062
Derivative financial instruments	1,811	1,957
Total liabilities	724,028	673,823

Equity:
Total stockholders' equity	852,711	779,611
Non-controlling interests in operating partnership	4,215	5,590
Total equity	856,926	785,201
Total liabilities and equity	$1,580,954	$1,459,024

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SUMMIT HOTEL PROPERTIES, INC.

Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Revenues:	(Unaudited)
Room revenue	$102,771	$93,085	$436,202	$380,472
Other hotel operations revenue	7,268	6,056	27,253	22,994
Total revenues	110,039	99,141	463,455	403,466

Expenses:
Hotel operating expenses:
Room	27,181	25,108	109,844	101,150
Other direct	16,042	14,778	64,010	55,388
Other indirect	29,666	26,891	121,974	104,959
Total hotel operating expenses	72,889	66,777	295,828	261,497
Depreciation and amortization	17,469	16,010	64,052	63,763
Corporate general and administrative	4,429	4,520	21,204	19,884
Hotel property acquisition costs	296	(9)	1,246	769
Loss on impairment of assets	-	-	1,115	8,847
Total expenses	95,083	87,298	383,445	354,760
Operating income	14,956	11,843	80,010	48,706

Other income (expense):
Interest expense	(7,429)	(7,319)	(30,414)	(28,517)
Gain on disposal of assets, net	64,355	675	65,067	391
Other income (expense)	11,843	(772)	11,146	595
Total other expense, net	68,769	(7,416)	45,799	(27,531)
Income from continuing operations before income taxes	83,725	4,427	125,809	21,175
Income tax benefit (expense)	1,033	90	(553)	(744)
Income from continuing operations	84,758	4,517	125,256	20,431
Income from discontinued operations	-	214	-	492
Net income	84,758	4,731	125,256	20,923

Income attributable to non-controlling interests:
Operating partnership	599	6	819	51
Joint venture	-	-	-	1
Net income attributable to Summit Hotel Properties, Inc.	84,159	4,725	124,437	20,871
Preferred dividends	(4,147)	(4,147)	(16,588)	(16,588)
Net income attributable to common stockholders	$80,012	$578	$107,849	$4,283

Earnings per share – Basic	$0.93	$0.01	$1.25	$0.05
Earnings per share – Diluted	$0.92	$0.01	$1.24	$0.05
Weighted average common shares outstanding – Basic	86,146	85,391	85,920	85,242
Weighted average common shares outstanding – Diluted	87,217	85,745	87,144	85,566

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SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Amounts in thousands except per share and unit)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014

Net income	$84,758	$4,731	$125,256	$20,923
Preferred dividends	(4,147)	(4,147)	(16,588)	(16,588)
Net income applicable to common shares and units	80,611	584	108,668	4,335

Real estate-related depreciation (2)	17,389	15,889	63,675	63,291
Loss on impairment of assets	-	-	1,115	9,247
Gain on disposal of assets, net	(65,779)	(162)	(65,067)	(446)
Noncontrolling interest in joint venture	-	-	-	(1)
Adjustments related to joint venture	-	-	-	(204)
NAREIT defined FFO applicable to common shares and units	32,221	16,311	108,391	76,222

Amortization of deferred financing costs	473	396	1,723	1,549
Amortization of franchise application fees (2)	80	121	377	485
FFO applicable to common shares and units	$32,774	$16,828	$110,491	$78,256
FFO per diluted share and unit	$0.38	$0.19	$1.27	$0.90

Equity based compensation	785	681	4,753	3,524
Hotel property acquisition costs	296	(9)	1,246	769
Debt transaction costs	472	41	809	41
Loss on derivative instruments	-	1	1	1
Expenses related to the improvement of internal controls	-	-	-	956
Cash expenses related to the transition of directors and executive officers	-	-	1,950	783
Gain from transaction termination fee and net casualty recoveries (3)	(10,530)	-	(10,530)	-
Reversal of deferred tax asset valuation allowance	(112)	-	(112)	-
Adjusted Funds From Operations	$23,685	$17,542	$108,608	$84,330
AFFO per diluted share and unit	$0.27	$0.20	$1.25	$0.97

Weighted average diluted common shares and units (1)	87,217	86,690	87,144	86,590

(1)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(2)	The summation of these line items represents depreciation and amortization as reported on the Company’s Consolidated Statements of Operations for the periods presented.

(3)	Represents the $9.1 million gain realized from the ARCH transaction termination fee and net casualty recoveries of $1.4 million.

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SUMMIT HOTEL PROPERTIES, INC.

Reconciliation of Net Income to Non-GAAP Measures – EBITDA

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Net income	$84,758	$4,731	$125,256	$20,923
Depreciation and amortization	17,469	16,010	64,052	63,776
Interest expense	7,429	7,319	30,414	28,517
Interest income	(253)	(181)	(998)	(690)
Income tax expense (benefit)	(1,033)	(78)	553	718
Noncontrolling interest in joint venture	-	-	-	(1)
Adjustments related to joint venture	-	-	-	(204)
EBITDA	$108,370	$27,801	$219,277	$113,039

Equity based compensation	785	681	4,753	3,524
Hotel property acquisition costs	296	(9)	1,246	769
Loss on impairment of assets	-	-	1,115	9,247
Debt transaction costs	472	41	809	41
Gain on disposal of assets, net	(65,779)	(162)	(65,067)	(446)
Loss on derivatives	-	1	1	1
Expenses related to improvement of internal controls	-	-	-	956
Expenses related to the transition of directors and executive officers	-	-	1,950	783
Gain from transaction termination fee and net casualty recoveries (1)	(10,530)	-	(10,530)	-
Adjusted EBITDA	$33,614	$28,353	$153,554	$127,914

(1)	Represents the $9.1 million gain realized from the ARCH transaction termination fee and net casualty recoveries of $1.4 million.

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SUMMIT HOTEL PROPERTIES, INC.

Pro Forma (1) Operational and Statistical Data

(Dollars in thousands, except operating metrics)

(Unaudited)

	For the Three Months ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
REVENUE
Room Revenue	$102,047	$94,874	$432,539	$397,537
Other hotel operations revenue	7,395	6,778	28,915	27,016
Total Revenue	109,442	101,652	461,454	424,553

EXPENSES
Hotel operating expenses
Rooms	26,979	25,575	109,253	105,858
Other direct	15,923	15,052	63,665	57,966
Other indirect	29,445	27,390	121,317	109,845
Total operating expenses	72,347	68,017	294,235	273,669
Hotel EBITDA	$37,095	$33,635	$167,219	$150,884

	2015				Trailing Twelve Months Ended
	Q1	Q2	Q3	Q4	December 31, 2015

Room revenue	$102,900	$114,633	$112,959	$102,047	$432,539
Other revenue	6,728	7,557	7,235	7,395	28,915
Total Revenue	$109,628	$122,190	$120,194	$109,442	$461,454

Hotel EBITDA	$39,392	$46,145	$44,587	$37,095	$167,219
Hotel EBITDA Margin	35.9%	37.8%	37.1%	33.9%	36.2%

Rooms occupied	752,959	839,992	837,670	777,411	3,208,032
Rooms available	1,008,515	1,036,688	1,050,640	1,050,640	4,146,483

Occupancy	74.7%	81.0%	79.7%	74.0%	77.4%
ADR	$136.66	$136.47	$134.85	$131.27	$134.83
RevPAR	$102.03	$110.58	$107.51	$97.13	$104.31

(1)	Pro forma information includes operating results for 87 hotels owned as of December 31, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

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SUMMIT HOTEL PROPERTIES, INC.

Pro Forma (1) and Same-Store (2) Statistical Data

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Pro Forma (1) (87 hotels)
Rooms occupied	777,411	741,311	3,208,032	3,117,721
Rooms available	1,050,640	1,030,768	4,146,483	4,087,686
Occupancy	74.0%	71.9%	77.4%	76.3%
ADR	$131.27	$127.98	$134.83	$127.51
RevPAR	$97.13	$92.04	$104.31	$97.25

Occupancy growth	2.9%		1.4%
ADR growth	2.6%		5.7%
RevPAR growth	5.5%		7.3%

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Same-Store (2) (74 hotels)
Rooms occupied	633,738	611,287	2,632,988	2,577,909
Rooms available	863,420	862,960	3,425,230	3,422,379
Occupancy	73.4%	70.8%	76.9%	75.3%
ADR	$124.59	$121.06	$128.48	$121.18
RevPAR	$91.45	$85.75	$98.77	$91.28

Occupancy growth	3.6%		2.1%
ADR growth	2.9%		6.0%
RevPAR growth	6.6%		8.2%

(1)	Pro forma information includes operating results for 87 hotels owned as of December 31, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 74 hotels owned by the Company as of January 1, 2014 and at all times during the three and twelve months ended December 31, 2015 and 2014.

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Non-GAAP Financial Measures

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships and joint ventures. Unless otherwise indicated, we present FFO applicable to our common shares and common units. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs from the computation of NAREIT-defined FFO and may differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs because, in addition to the amount of depreciation and amortization we add back to net income or loss, we also add back the amortization of deferred financing costs and the amortization of franchise application fees. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of NAREIT-defined FFO unless otherwise noted.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

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EBITDA, Adjusted EBITDA, and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses, and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, adjusted EBITDA, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Because hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. Accordingly, hotel EBITDA has not been reconciled back to net income or loss, or any other GAAP measure, and hotel EBITDA should not be relied on as a measure of performance for our portfolio of hotels taken as a whole. Dollar amounts in such reconciliation are in thousands.

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